Exhibit 99.1

Triumph Bancorp Reports Third Quarter Net Income to Common Stockholders of $9.6 Million and Diluted Earnings per Share of $0.47.

DALLAS – October 18, 2017 (GLOBE NEWSWIRE) – Triumph Bancorp, Inc. (Nasdaq: TBK) (“Triumph”) today announced earnings and operating results for the third quarter of 2017.

As part of how we measure our results, we use certain non-GAAP financial measures to ascertain performance.  These non-GAAP financial measures are reconciled in the section labeled “Metrics and non-GAAP financial reconciliation” at the end of this press release.

2017 Third Quarter Highlights

•

For the third quarter of 2017, net income was $9.8 million and net income available to common stockholders was $9.6 million, compared to net income of $9.7 million and net income available to common stockholders of $9.5 million for the quarter ended June 30, 2017.

•

Diluted earnings per share were $0.47 for the quarter ended September 30, 2017, compared to $0.51 for the quarter ended June 30, 2017.  Earnings per share were impacted by our public offering of 2.53 million shares of our common stock on August 1, 2017.  Our net proceeds from the offering, after deducting the underwriting discount and offering expenses, were $65.5 million.

•	Total loans held for investment increased $130.4 million, or 5.7%, to $2.425 billion at September 30, 2017, compared to $2.295 billion at June 30, 2017.
•

Non-performing assets to total assets decreased to 1.42% at September 30, 2017 from 1.50% at June 30, 2017. Net charge-offs to average loans decreased to 0.00% for the quarter ended September 30, 2017, compared to 0.03% for the quarter ended June 30, 2017.

•

Net interest margin (“NIM”) was 5.90% for the quarter ended September 30, 2017, compared to 6.16% for the quarter ended June 30, 2017. Adjusted NIM, which excludes loan discount accretion, was 5.69% for the quarter ended September 30, 2017, compared to 5.70% for the quarter ended June 30, 2017.

Balance Sheet

Total loans held for investment were $2.425 billion at September 30, 2017.  Our commercial finance loans, which comprise 37% of the loan portfolio, were $886.9 million at September 30, 2017, compared to $801.7 million at June 30, 2017.  This is an increase of $85.2 million, or 10.6%, in the third quarter of 2017, and includes a $48.2 million, or 16.4%, increase in factored receivables.

Total deposits were $2.013 billion at September 30, 2017, a decrease of $59.6 million or 2.9% for the third quarter of 2017.  The decrease in deposits was due in part to our intentional plan to reduce our reliance on the use of public funds. Non-interest-bearing deposits accounted for 20% of total deposits and non-time deposits accounted for 51% of total deposits at September 30, 2017.

Net Interest Income

We earned net interest income for the quarter ended September 30, 2017 of $39.5 million compared to $38.6 million for the quarter ended June 30, 2017.

Yields on loans for the quarter ended September 30, 2017 were down 35 bps from the prior quarter to 7.44% (down 5 bps from the prior quarter to 7.20% adjusted to exclude loan discount accretion). The average cost of our total deposits was 0.64% for the quarter ended September 30, 2017 compared to 0.60% for the quarter ended June 30, 2017, on an annualized basis.

Asset Quality

Non-performing assets decreased 8 bps from June 30, 2017 to 1.42% of total assets at September 30, 2017.  The ratio of past due to total loans decreased to 2.22% at September 30, 2017 from 2.51% at June 30, 2017.  We recorded total net charge-offs of $0.0 million for the quarter ended September 30, 2017 compared to net charge-offs of $0.7 million for the quarter ended June 30, 2017.  We recorded a provision for loan losses of $0.6 million for the quarter ended September 30, 2017 compared to a provision of $1.4 million for the quarter ended June 30, 2017. From June 30, 2017 to September 30, 2017, our ALLL increased from $19.8 million or 0.86% of total loans to $20.4 million or 0.84% of total loans.

Non-interest Income and Expense

We earned non-interest income for the quarter ended September 30, 2017 of $4.2 million compared to $5.2 million for the quarter ended June 30, 2017. Non-interest income for the quarter ended June 30, 2017 included $1.0 million of income from our CLO warehouse investment. The CLO associated with our CLO warehouse investment was closed and our invested funds were returned in June 2017.

For the quarter ended September 30, 2017, non-interest expense totaled $28.2 million compared to $27.3 million for the quarter ended June 30, 2017.

Branch Acquisition

As previously announced, we closed our acquisition of 9 branches in Colorado from Independent Bank Group, Inc.’s banking subsidiary Independent Bank on October 6, 2017. TBK Bank purchased approximately $99 million in loans and assumed approximately $162 million in deposits associated with the branches.

Conference Call Information

Aaron P. Graft, Vice Chairman and CEO and Bryce Fowler, CFO will review the quarterly results in a conference call for investors and analysts beginning at 8:30 a.m. Central Time on Thursday, October 19, 2017. Dan Karas, Chief Lending Officer, will also be available for questions.

To participate in the live conference call, please dial 1-855-940-9472 (Canada: 1-855-669-9657) and request to be joined into the Triumph Bancorp, Inc. (TBK) call.  A simultaneous audio-only webcast may be accessed via our website at www.triumphbancorp.com through the Investor Relations, News & Events, Webcasts and Presentations links, or through a direct link here at http://services.choruscall.com/links/tbk171019.html. An archive of this conference call will subsequently be available at this same location on our website.

About Triumph

Triumph Bancorp, Inc. (Nasdaq: TBK) is a financial holding company headquartered in Dallas, Texas.  Triumph offers a diversified line of community banking and commercial finance products through its bank subsidiary, TBK Bank, SSB. www.triumphbancorp.com

Forward-Looking Statements

This press release contains forward-looking statements. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “could,” “may,” “will,” “should,” “seeks,” “likely,” “intends,” “plans,” “pro forma,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: our limited operating history as an integrated company; business and economic conditions generally and in the bank and non-bank financial services industries, nationally and within our local market area; our ability to mitigate our risk exposures; our ability to maintain our historical earnings trends; risks related to the integration of acquired businesses (including our acquisition of nine branches from Independent Bank in Colorado and our pending acquisition of Valley Bancorp, Inc.) and any future acquisitions; changes in management personnel; interest rate risk; concentration of our factoring services in the transportation industry; credit risk associated with our loan portfolio; lack of seasoning in our loan portfolio; deteriorating asset quality and higher loan charge-offs; time and effort necessary to resolve non-performing assets; inaccuracy of the assumptions and estimates we make in establishing reserves for probable loan losses and other estimates; lack of liquidity; fluctuations in the fair value and liquidity of the securities we hold for sale; impairment of investment securities, goodwill, other intangible assets or deferred tax assets; our risk management strategies; environmental liability associated with our lending activities; increased competition in the bank and non-bank financial services industries, nationally, regionally or locally, which may adversely affect pricing and terms; the accuracy of our financial statements and related disclosures; material weaknesses in our internal control over financial reporting; system failures or failures to prevent breaches of our network security; the institution and outcome of litigation and other legal proceedings against us or to which we become subject; changes in carry-forwards of net operating losses; changes in federal tax law or policy; the impact of recent and future legislative and regulatory changes, including changes in banking, securities and tax laws and regulations, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act and their application by our regulators; governmental monetary and fiscal policies; changes in the scope and cost of the Federal Deposit Insurance Corporation insurance and other coverages; failure to receive regulatory approval for future acquisitions; and increases in our capital requirements.

While forward-looking statements reflect our good-faith beliefs, they are not guarantees of future performance. All forward-looking statements are necessarily only estimates of future results. Accordingly, actual results may differ materially from those expressed in or contemplated by the particular forward-looking statement, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" and the forward-looking statement disclosure contained in Triumph’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 17, 2017 and Triumph’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2017, filed with the Securities and Exchange Commission on July 21, 2017.

Non-GAAP Financial Measures

This press release includes certain non‐GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of non‐GAAP financial measures to GAAP financial measures are provided at the end of this press release.

The following table sets forth key metrics used by Triumph to monitor its operations. Footnotes in this table can be found in our definitions of non-GAAP financial measures at the end of this document.

	As of and for the Three Months Ended					As of and for the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(Dollars in thousands)	2017	2017	2017	2016	2016	2017	2016
Financial Highlights:
Total assets	$2,906,161	$2,836,684	$2,635,358	$2,641,067	$2,575,490	$2,906,161	$2,575,490
Loans held for investment	$2,425,463	$2,295,100	$2,035,236	$2,027,624	$1,959,855	$2,425,463	$1,959,855
Deposits	$2,012,545	$2,072,181	$2,024,288	$2,015,785	$1,950,677	$2,012,545	$1,950,677
Net income available to common stockholders	$9,587	$9,467	$10,281	$6,064	$4,506	$29,335	$13,749

Performance Ratios - Annualized:
Return on average assets	1.36%	1.42%	1.62%	0.96%	0.84%	1.46%	1.01%
Return on average total equity	10.71%	12.60%	14.44%	8.58%	6.63%	12.44%	6.89%
Return on average common equity	10.79%	12.75%	14.66%	8.60%	6.51%	12.58%	6.83%
Return on average tangible common equity (1)	12.28%	14.94%	17.49%	10.32%	7.60%	14.65%	7.73%
Yield on loans	7.44%	7.79%	7.15%	7.36%	7.42%	7.47%	7.87%
Adjusted yield on loans (1)	7.20%	7.25%	6.93%	6.82%	7.10%	7.14%	7.42%
Cost of interest bearing deposits	0.80%	0.74%	0.71%	0.66%	0.68%	0.75%	0.71%
Cost of total deposits	0.64%	0.60%	0.58%	0.54%	0.57%	0.61%	0.61%
Cost of total funds	0.90%	0.83%	0.79%	0.73%	0.61%	0.84%	0.65%
Net interest margin	5.90%	6.16%	5.37%	5.60%	5.79%	5.82%	6.05%
Adjusted net interest margin (1)	5.69%	5.70%	5.19%	5.15%	5.53%	5.54%	5.69%
Net non-interest expense to average assets	3.35%	3.26%	1.17%	3.16%	3.43%	2.63%	3.61%
Adjusted net non-interest expense to average assets (1)	3.35%	3.26%	3.60%	3.16%	3.15%	3.40%	3.50%
Efficiency ratio	64.61%	62.44%	58.94%	67.70%	70.63%	61.68%	70.76%
Adjusted efficiency ratio (1)	64.61%	62.44%	77.65%	67.70%	66.20%	67.82%	69.03%

Asset Quality:(2)
Past due to total loans	2.22%	2.51%	3.16%	3.61%	3.86%	2.22%	3.86%
Non-performing loans to total loans	1.25%	1.36%	1.80%	2.23%	2.25%	1.25%	2.25%
Non-performing assets to total assets	1.42%	1.50%	1.92%	1.98%	2.05%	1.42%	2.05%
ALLL to non-performing loans	67.33%	63.56%	52.18%	34.00%	33.78%	67.33%	33.78%
ALLL to total loans	0.84%	0.86%	0.94%	0.76%	0.76%	0.84%	0.76%
Net charge-offs to average loans	0.00%	0.03%	0.20%	0.10%	0.10%	0.22%	0.13%

Capital:
Tier 1 capital to average assets(3)	13.50%	11.28%	11.32%	10.85%	12.04%	13.50%	12.04%
Tier 1 capital to risk-weighted assets(3)	13.45%	11.30%	12.05%	11.85%	11.94%	13.45%	11.94%
Common equity tier 1 capital to risk-weighted assets(3)	11.95%	9.73%	10.32%	10.18%	10.24%	11.95%	10.24%
Total capital to risk-weighted assets(3)	15.91%	13.87%	14.87%	14.60%	14.77%	15.91%	14.77%
Total equity to total assets	13.29%	10.94%	11.40%	10.96%	11.05%	13.29%	11.05%
Tangible common stockholders' equity to tangible assets	11.66%	9.22%	9.51%	8.98%	8.99%	11.66%	8.99%

Per Share Amounts:
Book value per share	$18.08	$16.59	$16.08	$15.47	$15.18	$18.08	$15.18
Tangible book value per share (1)	$16.04	$14.20	$13.63	$12.89	$12.55	$16.04	$12.55
Basic earnings per common share	$0.48	$0.53	$0.57	$0.34	$0.25	$1.58	$0.77
Diluted earnings per common share	$0.47	$0.51	$0.55	$0.33	$0.25	$1.53	$0.76
Adjusted diluted earnings per common share(1)	$0.47	$0.51	$0.02	$0.33	$0.32	$1.02	$0.84
Shares outstanding end of period	20,820,900	18,132,585	18,078,769	18,078,247	18,106,978	20,820,900	18,106,978

Unaudited consolidated balance sheet as of:

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2017	2017	2017	2016	2016
ASSETS
Total cash and cash equivalents	$80,557	$117,502	$126,084	$114,514	$104,725
Securities - available for sale	209,326	227,206	254,452	275,029	286,574
Securities - held to maturity	17,999	26,036	28,882	29,352	29,316
Loans held for sale	—	—	—	—	9,623
Loans held for investment	2,425,463	2,295,100	2,035,236	2,027,624	1,959,855
Allowance for loan and lease losses	(20,367)	(19,797)	(19,093)	(15,405)	(14,912)
Loans, net	2,405,096	2,275,303	2,016,143	2,012,219	1,944,943
FHLB stock	16,076	14,566	7,167	8,430	8,397
Premises and equipment, net	43,678	43,957	44,630	45,460	45,050
Other real estate owned ("OREO"), net	10,753	10,740	11,638	6,077	8,061
Goodwill and intangible assets, net	42,452	43,321	44,233	46,531	47,449
Bank-owned life insurance	37,025	36,852	36,679	36,509	36,347
Deferred tax asset, net	14,130	15,111	15,678	18,825	20,042
Other assets	29,069	26,090	49,772	48,121	34,963
Total assets	$2,906,161	$2,836,684	$2,635,358	$2,641,067	$2,575,490
LIABILITIES
Non-interest bearing deposits	$403,643	$381,042	$382,009	$363,351	$339,999
Interest bearing deposits	1,608,902	1,691,139	1,642,279	1,652,434	1,610,678
Total deposits	2,012,545	2,072,181	2,024,288	2,015,785	1,950,677
Customer repurchase agreements	19,869	14,959	10,468	10,490	15,329
Federal Home Loan Bank advances	385,000	340,000	200,000	230,000	230,000
Subordinated notes	48,804	48,780	48,757	48,734	48,676
Junior subordinated debentures	33,047	32,943	32,840	32,740	32,640
Other liabilities	20,799	17,354	18,580	13,973	13,647
Total liabilities	2,520,064	2,526,217	2,334,933	2,351,722	2,290,969
EQUITY
Preferred stock series A	4,550	4,550	4,550	4,550	4,550
Preferred stock series B	5,108	5,108	5,196	5,196	5,196
Common stock	209	182	182	182	182
Additional paid-in-capital	264,531	198,570	197,866	197,157	196,306
Treasury stock, at cost	(1,760)	(1,759)	(1,494)	(1,374)	(751)
Retained earnings	113,245	103,658	94,191	83,910	77,846
Accumulated other comprehensive income	214	158	(66)	(276)	1,192
Total equity	386,097	310,467	300,425	289,345	284,521
Total liabilities and equity	$2,906,161	$2,836,684	$2,635,358	$2,641,067	$2,575,490

Unaudited consolidated statement of income:

	For the Three Months Ended					For the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(Dollars in thousands)	2017	2017	2017	2016	2016	2017	2016
Interest income:
Loans, including fees	$30,863	$30,663	$25,185	$26,486	$23,123	$86,711	$57,758
Factored receivables, including fees	12,198	10,812	9,167	9,731	9,021	32,177	25,482
Securities	1,655	1,738	1,611	1,368	1,218	5,004	2,941
FHLB stock	51	36	42	34	16	129	39
Cash deposits	370	289	327	155	93	986	498
Total interest income	45,137	43,538	36,332	37,774	33,471	125,007	86,718
Interest expense:
Deposits	3,272	3,057	2,869	2,735	2,408	9,198	6,421
Subordinated notes	837	836	835	835	—	2,508	—
Junior subordinated debentures	495	475	465	431	382	1,435	996
Other borrowings	1,021	613	344	229	263	1,978	487
Total interest expense	5,625	4,981	4,513	4,230	3,053	15,119	7,904
Net interest income	39,512	38,557	31,819	33,544	30,418	109,888	78,814
Provision for loan losses	572	1,447	7,678	2,446	2,819	9,697	4,247
Net interest income after provision for loan losses	38,940	37,110	24,141	31,098	27,599	100,191	74,567
Non-interest income:
Service charges on deposits	1,046	977	980	1,109	984	3,003	2,338
Card income	956	917	827	842	767	2,700	1,890
Net OREO gains (losses) and valuation adjustments	15	(112)	11	(275)	63	(86)	(1,152)
Net gains (losses) on sale of securities	35	—	—	7	(68)	35	(63)
Net gains on sale of loans	—	—	—	—	—	—	16
Fee income	625	637	583	547	655	1,845	1,693
Asset management fees	—	—	1,717	1,787	1,553	1,717	4,787
Gain on sale of subsidiary	—	—	20,860	—	—	20,860	—
Other	1,494	2,783	2,307	2,191	2,145	6,584	5,239
Total non-interest income	4,171	5,202	27,285	6,208	6,099	36,658	14,748
Non-interest expense:
Salaries and employee benefits	16,717	16,012	21,958	15,351	14,699	54,687	39,180
Occupancy, furniture and equipment	2,398	2,348	2,359	2,353	1,921	7,105	4,948
FDIC insurance and other regulatory assessments	294	270	226	265	143	790	648
Professional fees	1,465	1,238	1,968	1,481	1,874	4,671	4,048
Amortization of intangible assets	870	911	1,111	1,130	958	2,892	2,652
Advertising and promotion	804	911	938	790	779	2,653	1,926
Communications and technology	2,145	2,233	2,174	1,830	1,966	6,552	4,661
Other	3,532	3,398	4,103	3,711	3,452	11,033	8,138
Total non-interest expense	28,225	27,321	34,837	26,911	25,792	90,383	66,201
Net income before income tax	14,886	14,991	16,589	10,395	7,906	46,466	23,114
Income tax expense	5,104	5,331	6,116	4,134	3,099	16,551	8,675
Net income	$9,782	$9,660	$10,473	$6,261	$4,807	$29,915	$14,439
Dividends on preferred stock	(195)	(193)	(192)	(197)	(301)	(580)	(690)
Net income available to common stockholders	$9,587	$9,467	$10,281	$6,064	$4,506	$29,335	$13,749

Earnings per share:

	For the Three Months Ended					For the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(Dollars in thousands)	2017	2017	2017	2016	2016	2017	2016
Basic
Net income to common stockholders	$9,587	$9,467	$10,281	$6,064	$4,506	$29,335	$13,749
Weighted average common shares outstanding	19,811,577	18,012,905	17,955,144	17,890,781	17,859,604	18,600,009	17,845,431
Basic earnings per common share	$0.48	$0.53	$0.57	$0.34	$0.25	$1.58	$0.77

Diluted
Net income to common stockholders	$9,587	$9,467	$10,281	$6,064	$4,506	$29,335	$13,749
Dilutive effect of preferred stock	195	193	192	197	—	580	—
Net income to common stockholders - diluted	$9,782	$9,660	$10,473	$6,261	$4,506	$29,915	$13,749
Weighted average common shares outstanding	19,811,577	18,012,905	17,955,144	17,890,781	17,859,604	18,600,009	17,845,431
Dilutive effects of:
Restricted stock	63,384	47,521	87,094	66,613	148,977	65,999	125,215
Assumed exercises of stock warrants	54,476	129,896	145,896	118,285	93,095	110,089	71,251
Assumed exercises of stock options	45,788	32,592	47,873	12,511	—	42,084	—
Assumed conversion of Preferred A	315,773	315,773	315,773	315,773	—	315,773	—
Assumed conversion of Preferred B	354,471	354,471	360,578	360,578	—	354,471	—
Weighted average shares outstanding - diluted	20,645,469	18,893,158	18,912,358	18,764,541	18,101,676	19,488,425	18,041,897
Diluted earnings per common share	$0.47	$0.51	$0.55	$0.33	$0.25	$1.53	$0.76

Shares that were not considered in computing diluted earnings per common share because they were antidilutive are as follows:

	For the Three Months Ended					For the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2017	2017	2017	2016	2016	2017	2016
Assumed conversion of Preferred A	—	—	—	—	315,773	—	315,773
Assumed conversion of Preferred B	—	—	—	—	360,578	—	360,578
Restricted stock awards	—	35,270	—	—	—	—	—
Stock options	58,442	58,442	—	—	164,175	58,442	164,175

Loans held for investment summarized as of:

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2017	2017	2017	2016	2016
Commercial real estate	$574,530	$541,217	$498,099	$442,237	$420,742
Construction, land development, land	141,368	120,253	109,849	109,812	101,169
1-4 family residential properties	96,032	101,833	105,230	104,974	108,721
Farmland	130,471	136,258	136,537	141,615	139,109
Commercial	890,372	842,715	792,764	778,643	777,806
Factored receivables	341,880	293,633	242,098	238,198	213,955
Consumer	30,093	29,497	28,415	29,764	25,602
Mortgage warehouse	220,717	229,694	122,244	182,381	172,751
Total loans	$2,425,463	$2,295,100	$2,035,236	$2,027,624	$1,959,855

A portion of our total loan portfolio consists of commercial finance products offered under our commercial finance brands on a nationwide basis, as further summarized below:

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2017	2017	2017	2016	2016
Equipment	$226,120	$219,904	$203,251	$190,393	$181,987
Asset based lending (General)	193,884	188,257	166,917	161,454	129,501
Asset based lending (Healthcare)	67,889	68,606	78,208	79,668	84,900
Premium finance	57,083	31,274	23,162	23,971	27,573
Factored receivables	341,880	293,633	242,098	238,198	213,955
Commercial finance	$886,856	$801,674	$713,636	$693,684	$637,916

Commercial finance % of total loans	37%	35%	35%	34%	33%
Yield on commercial finance loans	10.62%	11.42%	10.25%	10.54%	10.57%

Deposits summarized as of:

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2017	2017	2017	2016	2016
Non-interest bearing demand	$403,643	$381,042	$382,009	$363,351	$339,999
Interest bearing demand	284,282	350,966	329,201	340,362	311,351
Individual retirement accounts	97,186	99,694	100,436	103,022	103,007
Money market	189,177	205,243	203,686	213,253	209,572
Savings	158,464	173,137	173,258	171,354	171,665
Certificates of deposit	770,599	777,459	767,602	756,351	765,093
Brokered deposits	109,194	84,640	68,096	68,092	49,990
Total deposits	$2,012,545	$2,072,181	$2,024,288	$2,015,785	$1,950,677

Net interest margin summarized for the three months ended:

	September 30, 2017			June 30, 2017
	Average		Average	Average		Average
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Interest earning assets:
Interest earning cash balances	$111,364	$370	1.32%	$99,918	$289	1.16%
Taxable securities	211,354	1,570	2.95%	240,725	1,653	2.75%
Tax-exempt securities	25,174	85	1.34%	25,389	85	1.34%
FHLB stock	14,885	51	1.36%	10,395	36	1.39%
Loans	2,295,356	43,061	7.44%	2,135,346	41,475	7.79%
Total interest earning assets	$2,658,133	$45,137	6.74%	$2,511,773	$43,538	6.95%
Non-interest earning assets:
Other assets	191,037			211,530
Total assets	$2,849,170			$2,723,303
Interest bearing liabilities:
Deposits:
Interest bearing demand	$312,009	$137	0.17%	$342,947	$136	0.16%
Individual retirement accounts	98,713	309	1.24%	100,505	303	1.21%
Money market	201,462	118	0.23%	206,163	120	0.23%
Savings	167,908	20	0.05%	171,602	27	0.06%
Certificates of deposit	773,075	2,381	1.22%	773,178	2,224	1.15%
Brokered deposits	72,094	307	1.69%	67,852	247	1.46%
Total deposits	1,625,261	3,272	0.80%	1,662,247	3,057	0.74%
Subordinated notes	48,791	837	6.81%	48,767	836	6.88%
Junior subordinated debentures	32,983	495	5.95%	32,878	475	5.79%
Other borrowings	365,464	1,021	1.11%	271,136	613	0.91%
Total interest bearing liabilities	$2,072,499	$5,625	1.08%	$2,015,028	$4,981	0.99%
Non-interest bearing liabilities and equity:
Non-interest bearing demand deposits	398,774			387,877
Other liabilities	15,698			12,808
Total equity	362,199			307,590
Total liabilities and equity	$2,849,170			$2,723,303
Net interest income		$39,512			$38,557
Interest spread			5.66%			5.96%
Net interest margin			5.90%			6.16%

Metrics and non-GAAP financial reconciliation:

	As of and for the Three Months Ended					As of and for the Nine Months Ended
(Dollars in thousands,	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
except per share amounts)	2017	2017	2017	2016	2016	2017	2016
Net income available to common stockholders	$9,587	$9,467	$10,281	$6,064	$4,506	$29,335	$13,749
Gain on sale of subsidiary	—	—	(20,860)	—	—	(20,860)	—
Incremental bonus related to transaction	—	—	4,814	—	—	4,814	—
Transaction related costs	—	—	325	—	1,618	325	1,618
Tax effect of adjustments	—	—	5,754	—	(251)	5,754	(251)
Adjusted net income available to common stockholders	$9,587	$9,467	$314	$6,064	$5,873	$19,368	$15,116
Dilutive effect of convertible preferred stock	195	193	—	197	197	580	—
Adjusted net income available to common stockholders - diluted	$9,782	$9,660	$314	$6,261	$6,070	$19,948	$15,116

Weighted average shares outstanding - diluted	20,645,469	18,893,158	18,912,358	18,764,541	18,101,676	19,488,425	18,041,897
Adjusted effects of assumed Preferred Stock conversion	—	—	(676,351)	—	676,351	—	—
Adjusted weighted average shares outstanding - diluted	20,645,469	18,893,158	18,236,007	18,764,541	18,778,027	19,488,425	18,041,897
Adjusted diluted earnings per common share	$0.47	$0.51	$0.02	$0.33	$0.32	$1.02	$0.84

Net income available to common stockholders	$9,587	$9,467	$10,281	$6,064	$4,506	$29,335	$13,749
Average tangible common equity	309,624	254,088	238,405	233,733	235,938	267,633	237,647
Return on average tangible common equity	12.28%	14.94%	17.49%	10.32%	7.60%	14.65%	7.73%

Adjusted efficiency ratio:
Net interest income	$39,512	$38,557	$31,819	$33,544	$30,418	$109,888	$78,814
Non-interest income	4,171	5,202	27,285	6,208	6,099	36,658	14,748
Operating revenue	43,683	43,759	59,104	39,752	36,517	146,546	93,562
Gain on sale of subsidiary	—	—	(20,860)	—	—	(20,860)	—
Adjusted operating revenue	$43,683	$43,759	$38,244	$39,752	$36,517	$125,686	$93,562
Non-interest expenses	$28,225	$27,321	$34,837	$26,911	$25,792	$90,383	$66,201
Incremental bonus related to transaction	—	—	(4,814)	—	—	(4,814)	—
Transaction related costs	—	—	(325)	—	(1,618)	(325)	(1,618)
Adjusted non-interest expenses	$28,225	$27,321	$29,698	$26,911	$24,174	$85,244	$64,583
Adjusted efficiency ratio	64.61%	62.44%	77.65%	67.70%	66.20%	67.82%	69.03%

Adjusted net non-interest expense to average assets ratio:
Non-interest expenses	$28,225	$27,321	$34,837	$26,911	$25,792	$90,383	$66,201
Incremental bonus related to transaction	—	—	(4,814)	—	—	(4,814)	—
Transaction related costs	—	—	(325)	—	(1,618)	(325)	(1,618)
Adjusted non-interest expenses	$28,225	$27,321	$29,698	$26,911	$24,174	$85,244	$64,583

Total non-interest income	$4,171	$5,202	$27,285	$6,208	$6,099	$36,658	$14,748
Gain on sale of subsidiary	—	—	(20,860)	—	—	(20,860)	—
Adjusted non-interest income	$4,171	$5,202	$6,425	$6,208	$6,099	$15,798	$14,748
Adjusted net non-interest expenses	$24,054	$22,119	$23,273	$20,703	$18,075	$69,446	$49,835
Average total assets	$2,849,170	$2,723,303	$2,619,282	$2,603,226	$2,282,279	$2,731,426	$1,904,001
Adjusted net non-interest expense to average assets ratio	3.35%	3.26%	3.60%	3.16%	3.15%	3.40%	3.50%

	As of and for the Three Months Ended					As of and for the Nine Months Ended
(Dollars in thousands,	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
except per share amounts)	2017	2017	2017	2016	2016	2017	2016
Reported yield on loans	7.44%	7.79%	7.15%	7.36%	7.42%	7.47%	7.87%
Effect of accretion income on acquired loans	(0.24%)	(0.54%)	(0.22%)	(0.54%)	(0.32%)	(0.33%)	(0.45%)
Adjusted yield on loans	7.20%	7.25%	6.93%	6.82%	7.10%	7.14%	7.42%

Reported net interest margin	5.90%	6.16%	5.37%	5.60%	5.79%	5.82%	6.05%
Effect of accretion income on acquired loans	(0.21%)	(0.46%)	(0.18%)	(0.45%)	(0.26%)	(0.28%)	(0.36%)
Adjusted net interest margin	5.69%	5.70%	5.19%	5.15%	5.53%	5.54%	5.69%

Total stockholders' equity	$386,097	$310,467	$300,425	$289,345	$284,521	$386,097	$284,521
Preferred stock liquidation preference	(9,658)	(9,658)	(9,746)	(9,746)	(9,746)	(9,658)	(9,746)
Total common stockholders' equity	376,439	300,809	290,679	279,599	274,775	376,439	274,775
Goodwill and other intangibles	(42,452)	(43,321)	(44,233)	(46,531)	(47,449)	(42,452)	(47,449)
Tangible common stockholders' equity	$333,987	$257,488	$246,446	$233,068	$227,326	$333,987	$227,326
Common shares outstanding	20,820,900	18,132,585	18,078,769	18,078,247	18,106,978	20,820,900	18,106,978
Tangible book value per share	$16.04	$14.20	$13.63	$12.89	$12.55	$16.04	$12.55

Total assets at end of period	$2,906,161	$2,836,684	$2,635,358	$2,641,067	$2,575,490	$2,906,161	$2,575,490
Goodwill and other intangibles	(42,452)	(43,321)	(44,233)	(46,531)	(47,449)	(42,452)	(47,449)
Adjusted total assets at period end	$2,863,709	$2,793,363	$2,591,125	$2,594,536	$2,528,041	$2,863,709	$2,528,041
Tangible common stockholders' equity ratio	11.66%	9.22%	9.51%	8.98%	8.99%	11.66%	8.99%
1)

Triumph uses certain non-GAAP financial measures to provide meaningful supplemental information regarding Triumph's operational performance and to enhance investors' overall understanding of such financial performance.  The non-GAAP measures used by Triumph include the following:

•

“Adjusted diluted earnings per common share” is defined as adjusted net income available to common stockholders divided by adjusted weighted average diluted common shares outstanding.  Excluded from net income available to common stockholders are material gains and expenses related to merger and acquisition-related activities, including divestitures, net of tax. In our judgment, the adjustments made to net income available to common stockholders allow management and investors to better assess our performance in relation to our core net income by removing the volatility associated with certain acquisition-related items and other discrete items that are unrelated to our core business.  Weighted average diluted common shares outstanding are adjusted as a result of changes in their dilutive properties given the gain and expense adjustments described herein.

•	"Tangible common stockholders' equity" is common stockholders' equity less goodwill and other intangible assets.
•	"Total tangible assets" is defined as total assets less goodwill and other intangible assets.
•

"Tangible book value per share" is defined as tangible common stockholders' equity divided by total common shares outstanding. This measure is important to investors interested in changes from period-to-period in book value per share exclusive of changes in intangible assets.

•

"Tangible common stockholders' equity ratio" is defined as the ratio of tangible common stockholders' equity divided by total tangible assets. We believe that this measure is important to many investors in the marketplace who are interested in relative changes from period-to period in common equity and total assets, each exclusive of changes in intangible assets.

•	"Return on Average Tangible Common Equity" is defined as net income available to common stockholders divided by average tangible common stockholders' equity.
•

"Adjusted efficiency ratio" is defined as non-interest expenses divided by our operating revenue, which is equal to net interest income plus non-interest income. Also excluded are material gains and expenses related to merger and acquisition-related activities, including divestitures. In our judgment, the adjustments made to operating revenue and non-interest expense allow management and investors to better assess our performance in relation to our core operating revenue by removing the volatility associated with certain acquisition-related items and other discrete items that are unrelated to our core business.

•

"Adjusted net non-interest expense to average total assets" is defined as non-interest expenses net of non-interest income divided by total average assets. Excluded are material gains and expenses related to merger and acquisition-related activities, including divestitures.  This metric is used by our management to better assess our operating efficiency.

•

"Adjusted yield on loans" is our yield on loans after excluding loan discount accretion from our acquired loan portfolio.  Our management uses this metric to better assess the impact of purchase accounting on our yield on loans, as the effect of loan discount accretion is expected to decrease as the acquired loans pay down or mature and are removed from our balance sheet.

•

“Adjusted net interest margin” is net interest margin after excluding loan accretion from the acquired loan portfolio.  Our management uses this metric to better assess the impact of purchase accounting on net interest margin, as the effect of loan discount accretion is expected to decrease as the acquired loans pay down or mature and are removed from our balance sheet.

2)	Asset quality ratios exclude loans held for sale.
3)	Current quarter ratios are preliminary.

Source: Triumph Bancorp, Inc.

###

Investor Relations:

Luke Wyse

Senior Vice President, Finance & Investor Relations

lwyse@tbkbank.com

214-365-6936

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Vice President, Marketing & Communication

atavackoli@tbkbank.com

214-365-6930